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                                                                   EXHIBIT 10.10

   AMENDMENT DATED AS OF NOVEMBER 4, 1999 TO THE CRESCENT REAL ESTATE EQUITIES
      COMPANY 1994 STOCK INCENTIVE PLAN AND THE SECOND AMENDED AND RESTATED
         1995 CRESCENT REAL ESTATE EQUITIES COMPANY STOCK INCENTIVE PLAN

                  3.2 PAYMENT OF PURCHASE PRICE. The purchase price of any Plan Shares will be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by shares of Common Stock, if permitted by the Committee, (iv) as to Outside Directors, by cash or certified or cashier's check for the par value of the Plan Shares plus a recourse promissory note for the balance of the purchase price, such note to provide the right to repay the note partially or wholly with Common Stock and with an interest at a fixed annual rate based on the weighted average interest rate of the Company at the end of the preceding quarter plus 50 basis points, (v) as to Employees and Advisors, by cash or certified or cashier's check for the value of the Plan Shares plus a promissory note for the balance of the purchase price, which note will contain such terms and provisions as the Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock and to base the interest rate at a fixed annual rate based on the weighted average interest rate of the Company at the end of the preceding quarter plus 50 basis points, (vi) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vii) as to Employees and Advisors, in any other form valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares will be valued at the then Fair Market Value.